              As filed with the Securities and Exchange Commission
                             on February 21, 1997

                                              Registration No. _________________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       PARAMETRIC TECHNOLOGY CORPORATION
 -----------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

       Massachusetts                                    04-2866152
-----------------------------------             -------------------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification Number)

                      128 Technology Drive, Waltham, MA 02154
              -------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                       1997 INCENTIVE STOCK OPTION PLAN
               ------------------------------------------------
                             (Full title of Plan)

                                Edwin J. Gillis
            Executive Vice President of Finance and Administration
                       Parametric Technology Corporation
                             128 Technology Drive
                         Waltham, Massachusetts 02154
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (617) 398-5000
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                    Proposed
                                              Proposed              maximum
Title of securities    Amount to be           maximum offering      aggregate offering      Amount of
 to be registered      registered             price per share       price                   registration fee
 ----------------      ----------             ---------------       ------------------      ---------------

Common Stock,          3,386,175 shares (1)        $60.25(2)          $204,017,044(2)           $61,823.35
$.01 par value


--------------------------------------------------------------------------------
(1) Represents additional shares to be offered by Registrant pursuant to its 1997 Incentive Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on February 18, 1997.

                              Page 1 of 12 Pages
                             Exhibit Index on p. 5

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT.

     Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on March 7, 1990 (Commission File No. 33-33769), relating to the registration of 16,868,712 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under the Company's 1987 Incentive Stock Option Plan (the "1987 Plan"), and on May 17, 1991 (Commission File No. 33-40635), September 17, 1992 (Commission File No. 33-52046), February 9, 1993 (Commission File No. 33-58020), February 7, 1994 (Commission File No. 33-75018), February 14, 1995 (Commission File No. 33-89530), and February 28, 1996 (Commission File No. 33-01297)(the "1996 Filing"), each relating to the registration of 4,800,000 additional shares of Common Stock, with the exception of the 1996 Filing, which provided for the registration of 6,000,000 additional shares of Common Stock, for issuance under the 1987 Plan, and the contents of Post-Effective Amendment No. 1 to the 1996 Filing (which amended the 1996 Filing to include the Company's 1997 Incentive Stock Option Plan (the "1997 Plan")as a plan under which shares registered by the 1996 Filing may be issued), are incorporated by reference in their entirety herein. This Registration Statement provides for the registration of an additional 3,386,175 shares of Common Stock authorized for issuance under the 1997 Plan. All Common Stock share numbers in this Form S-8 have been adjusted to reflect the one-for-one, one-for-two, one-for-one, one-for-one and one-for-one stock dividends on all shares of capital stock, declared by the Company's Board of Directors on October 6, 1989, May 16, 1991, February 4, 1992, February 4, 1993 and February 8, 1996, effective on October 26, 1989, June 27, 1991, February 25, 1992, February 25, 1993 and February 29, 1996, respectively.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 13th day of February, 1997.


                                    PARAMETRIC TECHNOLOGY CORPORATION



                                    By: /s/ Steven C. Walske
                                        --------------------
                                        Steven C. Walske
                                        Chairman and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Steven C. Walske, Edwin J. Gillis, Martha L. Durcan, Esq., and Matthew C. Dallett and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby certify that to the best of their knowledge and belief the issuer meets all the requirements for filing on Form S-8.

Signature                                            Title                     Date
---------                                            -----                     -----

(i)  Principal Executive Officer:



    /s/ Steven C. Walske                              Chairman and Chief        February 13, 1997
-----------------------------                         Executive Officer
    Steven C. Walske

(ii)  Principal Financial and Accounting Officer:



    /s/ Edwin J. Gillis
-----------------------------                         Executive Vice            February 13, 1997
    Edwin J. Gillis                                   President
                                                      of Finance and
                                                      Administration, Chief
                                                      Financial Officer and
                                                      Treasurer

(iii)  Board of Directors:


Signature                                            Title                     Date
---------                                            -----                     -----

    /s/ Steven C. Walske                               Director                  February 13, 1997
-----------------------------
    Steven C. Walske


    /s/ C. Richard Harrison                            Director                  February 13, 1997
-----------------------------
    C. Richard Harrison


    /s/ Robert N. Goldman                              Director                  February 13, 1997
-----------------------------
    Robert N. Goldman


    /s/ Donald K. Grierson                             Director                  February 13, 1997
-----------------------------
    Donald K. Grierson


   /s/ Noel G. Posternak                               Director                  February 13, 1997
-----------------------------
     Noel G. Posternak


    /s/ Michael E. Porter                              Director                  February 13, 1997
-----------------------------
     Michael E. Porter


     /s/ Oscar B. Marx, III                            Director                  February 13, 1997
-----------------------------
     Oscar B. Marx, III


                                 EXHIBIT INDEX


Exhibit
Number    Description
------    -----------

4.1(a)    Restated Articles of Organization of the Registrant. Filed as Exhibit
          3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 and incorporated herein by reference.

4.1(b) Articles of Amendment to Restated Articles of Organization of the Registrant, as filed with the Secretary of State of the Commonwealth of Massachusetts on February 19, 1997.

4.2       By-Laws, as amended and restated, of the Registrant. Filed as Exhibit
          3.2 to the Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and incorporated herein by reference.

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Consent of Price Waterhouse LLP.

24 Power of Attorney (set forth on the Signature Page to this Registration Statement).